PHOENIX ASSET RESERVE



                      Amendment to Declaration of Trust



We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Asset Reserve, a Massachusetts business trust organized under a Declaration of Trust dated February 20, 1992, as amended June 29, 1992 and January 1, 1994, acting pursuant to Section 8.3 of ARTICLE VIII of said Declaration of Trust for the purpose of changing the name of the Fund designated "Phoenix Asset Reserve" to the "Phoenix Multi-Sector Short Term Bond Fund" hereby further amend said Declaration of Trust, effective February 21, 1996, by deleting the first paragraph of Section 1.1 of ARTICLE I thereof and by inserting in lieu of such paragraph the following paragraph:


  "Section 1.1. Name. The name of the Trust created hereby is "Phoenix Multi-Sector Short Term Bond Fund".


  WITNESS our hands this 21st day of February, 1996.
 .

/s/ C. Duane Blinn           /s/ Philip R. McLoughlin
---------------------        -------------------------
C. Duane Blinn               Philip R. McLoughlin

/s/ Robert Chesek            /s/ Everett L. Morris
---------------------        -------------------------
Robert Chesek                Everett L. Morris

/s/ E. Virgil Conway         /s/ James M. Oates
---------------------        -------------------------
E. Virgil Conway             James M. Oates

/s/ Harry Dalzell-Payne      /s/ Philip R. Reynolds
---------------------        -------------------------
Harry Dalzell-Payne          Philip R. Reynolds

/s/ Francis E. Jeffries      /s/ Herbert Roth, Jr.
---------------------        -------------------------
Francis E. Jeffries          Herbert Roth, Jr.

/s/ Leroy Keith, Jr.         /s/ Richard E. Segerson
---------------------        -------------------------
Leroy Keith, Jr.             Richard E. Segerson

              /s/ Lowell P. Weicker, Jr.
              --------------------------
              Lowell P. Weicker, Jr.